        As filed with the Securities and Exchange Commission on January 24, 1996
                                                       Registration No. 33-33693
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              WILLIAMS-SONOMA, INC.
               (Exact name of issuer as specified in its charter)

                CALIFORNIA                                  94-2203880
       (State or other jurisdiction                      (I.R.S. employer
    of incorporation or organization)                 identification number)

              3250 Van Ness Avenue, San Francisco, California 94109
               (Address of Principal Executive Office) (Zip Code)

        Williams-Sonoma Employee Profit Sharing and Stock Incentive Plan
                            (Full title of the Plan)

                 DENNIS CHANTLAND                               Copy to:
          Executive Vice President, Chief                 RONALD M. LOEB, ESQ.
     Administrative Officer and Acting Chief                Irell & Manella
                Financial Officer                       1800 Avenue of the Stars
               Williams-Sonoma, Inc.                            Suite 900
               3250 Van Ness Avenue                       Los Angeles, CA 90067
          San Francisco, California 94109                    (310) 277-1010
                  (415) 421-7900
  (Name, address including zip code and telephone number, including area code, of registrant's agent for service)

                                                 CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                     Proposed          Proposed
                                                Amount to be         Maximum           Maximum
                 Title of                        Registered          Offering         Aggregate          Amount of
      Securities to be Registered (1)               (1)               Price         Offering Price     Registration
                                                                  Per Share (2)                           Fee (2)
-------------------------------------------------------------------------------------------------------------------
  Interests in the Plan                        Indeterminate           N/A               N/A              $100.00
===================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(2) Pursuant to Rule 457(h), the minimum registration fee is being paid for the registration of an indeterminate amount of interests in the Plan.

         EARLIER REGISTRATION STATEMENT INCORPORATED BY REFERENCE. In 1990, Williams-Sonoma, Inc., filed a registration statement on Form S-8, registration number 33-33693, with respect to $1,400,000 of interests in the Plan ("1990 Form S-8"). This Amendment No. 1 ("Amendment") to the 1990 Form S-8 incorporates the 1990 Form S-8 by reference.

         INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) updating the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Amendment pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of
         Section 10(a) of the Securities Act.

         REQUIRED INFORMATION WHICH IS NOT INCLUDED IN THE 1990 FORM S-8. The following information is required in this Amendment, but was not included in the 1990 Form S-8.

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (d) below are incorporated by reference in this Amendment.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1995;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended October 29, 1995;

         (c) The Company's definitive Proxy Statement dated April 18, 1995, with respect to its Annual Meeting of Stockholders held on May 24, 1995; and

         (d) The description of the Company's Common Stock contained in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 25, 1984, including any amendment or report filed for the purpose of updating such description.

                 In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 8.  EXHIBITS.

           5.1 Opinion of Irell & Manella as to the legality of the additional interests in the Plan being registered*

           5.2       Internal Revenue Service Determination Letter that the
                     Plan is qualified under Section 401 of the Internal Revenue Code ("IRS Determination Letter")

          23.1       Consent of Deloitte & Touche LLP

          23.2       Consent of Irell & Manella (included in Exhibit 5.1)

          24 Power of Attorney (included on pages 5 and 6 of this Registration Statement)


         *  to be filed by amendment.


ITEMS 9. UNDERTAKINGS.

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
                 Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effectiveness or filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th day of January, 1996.

                                        WILLIAMS-SONOMA, INC.


                                        By: /s/ Dennis Chantland
                                            --------------------
                                            Dennis Chantland
                                            Executive Vice President, Chief
                                            Administrative Officer and Acting
                                            Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Howard Lester, Patrick J. Connolly and Dennis Chantland, or any of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Amendment, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Amendment as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                        Title                            Date
        ---------                        -----                            ----
 /s/ W. Howard Lester       Chairman of the Board and Chief         January 5, 1996
------------------------    Executive Officer (principal
W. Howard Lester            executive officer)


 /s/ Dennis Chantland       Executive Vice President, Chief         January 5, 1996
------------------------    Administrative Officer and Acting
 Dennis Chantland           Chief Financial Officer (principal
                            financial and accounting officer)


 /s/ Patrick J. Connolly    Director and Senior Vice President      January 5, 1996
------------------------
 Patrick J. Connolly

/s/ Gary G. Friedman                     Director and Executive Vice                 January 5, 1996
-------------------------                President
Gary G. Friedman



/s/ Charles E. Williams                  Vice Chairman and Director                  January 5, 1996
-------------------------
Charles E. Williams



-------------------------                Director                                    January    , 1996
James M. Berry



-------------------------                Director                                    January    , 1996
Nathan Bessin



-------------------------                Director                                    January    , 1996
Millard S. Drexler



/s/ F. Warren Hellman                    Director                                    January 18, 1996
-------------------------
F. Warren Hellman



-------------------------                Director                                    January    , 1996
James A. McMahan



-------------------------                Director                                    January    , 1996
John E. Martin

                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------
5.1               Opinion of Irell & Manella as to the legality of the Obligations and of the additional interests to be offered under the Plan*

5.2               IRS Determination Letter

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Irell & Manella (included in Exhibit 5.1)

24                Power of Attorney (included in page 5)


*
  to be filed by amendment.